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                                                               Exhibit (m)(3)(d)


                                  SCHEDULE A-7
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                            EFFECTIVE: JUNE 19, 2000

                         NAME OF FUND ADOPTING THIS PLAN
                         -------------------------------

                   Eaton Vance Floating-Rate High Income Fund
               Eaton Vance Tax-Managed Capital Appreciation Fund